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                                                                   EXHIBIT 99.3


                                     CONSENT

         The undersigned hereby consents to the inclusion of his name in the Joint Proxy Statement/Prospectus constituting a part of this Registration Statement on Form S-4 of D.R. Horton, Inc. ("D.R. Horton") as a person to become a director of D.R. Horton following completion of the merger of Schuler Homes, Inc. with and into D.R. Horton.

         Dated as of this 20th day of November 2001.


                                             /s/ JAMES K. SCHULER
                                             ----------------------------------
                                             James K. Schuler